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                                                                    EXHIBIT 23.5

                    CONSENT OF MARSHALL MILLER & ASSOCIATES


     We hereby consent to: (1) the reference to us under the captions "Coal Reserve Data" and "Engineers"; and (2) the use of information from or based on:
(a) our reserve report of July 1997, as amended, with respect to the demonstrated coal reserves of Leslie Resources, Inc. and Leslie Resources Management, Inc. and its subsidiaries, as such report was updated in September 1998; (b) our reserve report of September 1997, as amended, with respect to the demonstrated coal reserves of AEI Holding Company, Inc. (the "Company") and its subsidiaries, as such report was updated in September 1998; (c) our reserve report of April 1998, with respect to the demonstrated coal reserves of the various subsidiaries of Cyprus Amax Coal Company acquired by AEI Resources, Inc. ("AEI") on June 29, 1998; (d) our reserve report of November 1997, with respect to the demonstrated coal reserves acquired by CC Coal Company, an indirect subsidiary of AEI, from The Battle Ridge Companies on July 24, 1998; and (e) our reserve report of May 1998, with respect to the demonstrated coal reserves of Mid Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc., which were acquired by AEI on July 10, 1998, all of which are included in the prospectus of the Company and AEI for the registration of US$200,000,000 of the 10 1/2% Senior Notes of the Company and AEI due 2005, which prospectus is part of the registration statement to which this consent is an exhibit.

     We further wish to advise that Marshall Miller & Associates was not employed on a contingent basis and that at the time of preparation of our report, as well as at present, neither Marshall Miller & Associates nor any of its employees had or now has a substantial interest in the Company, AEI or any of their respective subsidiaries.

Respectfully submitted,


Marshall Miller & Associates


By:   /s/ K. Scott Keim
      _______________________

Name: K. Scott Keim
      _______________________

Title: President
      _______________________

Date:  February 8, 1999